        As filed with the Securities and Exchange Commission on September 16, 2003

REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_________________

F5 NETWORKS, INC.

(Exact name of Registrant as specified in its charter)

Washington	3570	91-1714307
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

401 Elliott Ave West
Seattle, Washington 98119
(206) 272-5555
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Joann Reiter
F5 Networks, Inc.
401 Elliott Avenue West
Seattle, Washington 98119
(206) 272-5555

        (Name, address, including zip code, and telephone number,
 including area code, of agent for service)

Copies to:

David R. Wilson
Heller Ehrman White & McAuliffe LLP
Suite 6100, 701 Fifth Avenue
Seattle, Washington 98104
(206) 447-0900

_________________

        Approximate date of commencement of proposed sale to public: From time to time after this registration statement becomes effective.

        If the only securities being registered on this form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee
Debt Securities; Preferred Stock; Common Stock; Warrants; Depositary Shares; Stock Purchase Contracts and Equity Units(4)
Total	$125,000,000	$125,000,000	$10,125.00

(1)     Not specified as to each class of securities to be registered pursuant to General Instruction II(D) to Form S-3. Securities registered hereunder may be sold either separately or as units comprised of more than one type of security registered hereunder.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the "Securities Act"). Such amount is for the principal amount of any debt securities issued at their principal amount, the issue price of any debt securities issued at an original issue discount, the liquidation preference of any preferred shares, the issue price of any warrants and the exercise price of any securities issuable upon exercise of those warrants.

(3) Exclusive of accrued interest and distributions, if any.

(4)     Also includes such indeterminate amount or number of debt securities and shares of securities as may be issued upon conversion, settlement, exchange or exercise of any debt securities, preferred shares, warrants or stock purchase contracts registered hereunder and also includes any fractional interests in preferred shares that we may offer in the form of depositary shares. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion or exercise of, the debt securities, preferred stock or warrants. Stock purchase contracts may require holders to purchase from us, obligate us to sell to the holders, a specified number of shares of common or other securities at a future date or dates. Equity units may include a stock purchase contract and debt securities.

_________________

        The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED SEPTEMBER 16, 2003

PROSPECTUS

$125,000,000

F5 NETWORKS, INC.

Debt Securities	Common Stock
Preferred Stock	Depositary Shares
Warrants	Stock Purchase Contracts
Equity Units

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. This means we may sell any of the securities listed above from time to time. This prospectus contains a general description of the securities we may offer. Each time we issue the securities we will provide a prospectus supplement containing specific information about the terms of that issuance and which also may add, update or change information contained in this prospectus.

        The aggregate of the offering prices of the securities covered by this prospectus will not exceed $125,000,000.

        The securities may be sold by us directly to investors, through agents designated from time to time or through or to underwriters or dealers. See "Plan of Distribution." If any agents or underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement. The net proceeds we expect to receive from such sale also will be set forth in the applicable prospectus supplement.

        This prospectus may not be used by us to consummate the sale of any securities unless accompanied by a prospectus supplement.

        Our common stock is quoted on the NASDAQ National Market under the trading symbol "FFIV". Any common stock sold by us pursuant to a prospectus supplement will be listed on the NASDAQ National Market, subject to official notice of issuance.

        See "RISK FACTORS" on page 3 for information you should consider before buying these securities.

_________________

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete.
Any representation to the contrary is a criminal offense.

_________________

The date of this prospectus is _________, 2003.

        We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

         Our executive offices are located at 401 Elliott Avenue West, Seattle, Washington 98119 and our telephone number is (206) 272-5555.

RISK FACTORS

        You should carefully consider the specific risks set forth under the caption "Risk Factors" in the applicable prospectus supplement and under the caption "Risk Factors" in our Annual Report on Form 10-K, as updated in our Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, before making an investment decision.

USE OF PROCEEDS

        The use of proceeds to be received by us from the sale of the Securities will be described in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth the ratio of earnings to fixed charges for the company for each of the periods indicated. Earnings consist of income from continuing operations before income taxes, plus fixed charges. Fixed charges consist of an estimate of the interest portion of rental expense.

	Nine Months Ended June 30,	Year Ended September 30,

	2002	2002	2001	2000	1999	1998

Income (loss) before income taxes	$ 3,280	$(8,121)	$(1,592)	$15,755	$(4,344)	$(3,672)
Fixed Charges:
Interest portion of rental expense	1,121	1,451	1,592	623	155	48

Earnings (loss) before fixed charges	$ 4,401	$(6,670)	$-	$16,378	$(4,189)	$(3,624)

Ratio of earnings to fixed charges (1)	3.93	N/A	N/A	26.29	N/A	N/A
Deficiency of earnings to fixed charges (2)	N/A	$(8,121)	$(1,592)	N/A	$(4,344)	$(3,672)

   (1) Ratio of earnings to fixed charges represents the ratio of net income (loss), before fixed charges and income taxes, to fixed charges, where fixed charges are an allocation of rental charges to approximate equivalent interest.

    (2) Due to the loss we incurred in 1998,1999, 2001, 2002, and the nine months ended June 30, 2002, the ratio coverage is less than 1:1.  We would have had to have generated additional earnings in the amounts indicated to achieve a ratio of 1:1.

DESCRIPTION OF DEBT SECURITIES

        The following description of the debt securities sets forth the general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the debt securities, will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

        Senior debt securities may be issued from time to time under an indenture dated as of September __, 2003 (the "Senior Indenture") between us and U.S. Bank, N.A. (the "Senior Trustee"). Subordinated debt securities may be issued from time to time under an indenture dated as of September __, 2003 (the "Subordinated Indenture") between us and U.S. Bank, N.A. (the "Subordinated Trustee"). Together the senior indenture and the subordinated indenture are called the "indentures."

        We have summarized selected provisions of the indentures below. The senior indenture and form of subordinated indenture have been filed as exhibits to the registration statement filed with the SEC and you should read the indentures for provisions that may be important to you. Accordingly, the following summary is qualified in its entirety by reference to the provisions of the indentures.

General

        The indentures do not limit the aggregate principal amount of debt securities which may be issued under the indentures and provide that debt securities may be issued from time to time in one or more series. The indentures do not limit the amount of other indebtedness or debt securities, other than certain secured indebtedness as described below, which may be issued by us or our subsidiaries.

        Unless otherwise provided in a prospectus supplement, the debt securities will be our unsecured obligations. The senior debt securities will rank equally with all other unsecured and unsubordinated indebtedness of ours. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all senior debt including our senior debt securities as described below under " - Subordination" and in the applicable prospectus supplement.

        The debt securities may be issued in fully registered form without coupons ("registered securities") or in bearer form with or without coupons ("bearer securities") or in the form of one or more global securities (each a "Global Security"). Registered securities that are book-entry securities will be issued as registered Global Securities. Bearer securities may be issued in the form of temporary or definitive Global Securities. Unless otherwise provided in the prospectus supplement, the debt securities will be only registered securities.

        Unless otherwise provided in a prospectus supplement, payment of principal of, premium, if any, and interest will be paid by us in immediately available funds. Unless otherwise provided in a prospectus supplement, the corporate trust office of the trustee will be designated as our sole paying agent. All moneys paid by us to a paying agent for payments of principal of, premium, if any or interest, if any, on any debt security or coupon that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us and the holder of such debt security or coupon will thereafter look only to us for payment thereof.

        The prospectus supplement relating to the particular debt securities offered thereby will describe the terms of such securities. Those terms will include some or all of the following:

(1) the designation of the debt securities being offered;

(2) whether such debt securities are senior debt securities or subordinated debt securities;

(3) the authorized denominations if other than $1,000 (or integrals of $1,000) for registered debt securities,

(4) any limit on the aggregate principal amount of such debt securities;

(5) the percentage of their principal amount at which such debt securities will be issued;

(6) the maturity date or dates of such debt securities;

(7) the annual interest rate or rates, if any, which may be fixed or variable; and the manner of calculating any variable interest rate;

(8) the date or dates from which interest, if any, will accrue (or the method of determining such date or dates), and the interest payment dates and, in the case of registered securities, their associated record dates;

(9) whether we may redeem such debt securities and, if so, the redemption period or periods; redemption price or prices, and other applicable terms of redemption;

(10) the obligation, if any, of ours to redeem, purchase or repay such debt securities pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of the holder thereof and, if so, the redemption period or periods; redemption price or prices, and other applicable terms of redemption;

(11) provisions for the defeasance of such debt securities;

(12) the form in which we will issue debt securities (registered or bearer), any restrictions on the exchange of one form for another and on the offer, sale and delivery of debt securities in either form;

(13) whether and under what circumstances we will pay additional amounts on debt securities in respect of specified taxes, assessments or other governmental charges withheld or deducted, and if so, whether we have the option to redeem the affected debt securities rather than pay such additional amounts;

(14) the terms, if any, upon which such debt securities of the series may be convertible into other securities and the terms and conditions upon which such conversion shall be effected, including the initial conversion price and the date on which the right to convert expires;

(15) any exchanges on which such debt securities will be listed;

(16) whether such debt securities are to be issued in global form and, if so, the identity of the depositary for such Global Securities

(17) the place or places where the principal of, premium, if any, interest, if any, and certain additional amounts required in respect of taxes owed to holders of debt securities, if any, on such debt securities is payable;

(18) if the amount of principal of and interest on such debt securities may be determined with reference to an index based on a currency other than that in which such debt securities are denominated, the manner of determining such amounts;

(19) the portion of the principal amount (if other than the principal amount) of the debt securities payable upon declaration of acceleration of their maturity date;

(20) the form and terms of any certificates, documents or conditions required, if any, for the issuance of debt securities in definitive form;

(21) any trustees, depositories, authenticating or paying agents, transfer agents, registrars or any other agents with respect to such debt securities; and

(22) any other terms of such debt securities.

        No service charge will be made for any transfer or exchange of the debt securities except to cover any tax or other governmental charge. The prospectus supplement for any debt securities issued above par or with an original issue discount will state any applicable material federal income tax consequences and other special considerations.

Subordination

        We will issue under the subordinated debt indenture the debt securities that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated debt indenture, to all of our senior debt. The term "senior debt" is defined in the subordinated indenture to mean any obligation of ours to our creditors whether now outstanding or subsequently incurred other than (i) where it is expressly provided in the instrument creating or evidencing the same that such obligation is not senior debt, (ii) debt securities issued under the subordinated debt indenture, and (iii) obligations that are expressly stated in their terms not to be senior debt.

        In the event of any liquidation, dissolution, winding up or reorganization of, or any insolvency proceedings involving, us, or any assignment by us for the benefit of creditors or any other marshaling of our assets, the holders of all senior debt will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment upon the principal of or premium, if any, or interest on the subordinated debt securities.

        In the event that we default in the payment of any principal of (or premium, if any) or interest on any senior debt when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, upon written notice of such default to us by the holders of such senior debt or any trustee therefor, unless and until such default shall have been cured or waived or shall have ceased to exist, we may not make or agree to make any direct or indirect payment (in cash, property, securities, by set-off or otherwise):

        o  on account of the principal of (or premium, if any) or interest on any of our subordinated debt securities, or

        o  in respect of any redemption, repayment, retirement, purchase or other acquisition of any of our subordinated debt securities.

        Any payment or distribution, which would otherwise (but for these subordination provisions) be payable or deliverable in respect of the subordinated debt securities, shall be paid or delivered directly to the holders of senior debt in accordance with the priorities then existing among such holders until all senior debt (including any interest thereon accruing after the commencement of any liquidation or similar proceedings) shall have been paid in full. In the event of any such proceeding, after payment in full of all sums owing with respect to senior debt, the holders of the subordinated debt securities, together with the holders of any of our obligations ranking on a parity with our subordinated debt securities, shall be entitled to be paid from our remaining assets the amounts at the time due and owing on account of unpaid principal of (and premium, if any) and interest on such securities before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any of our capital stock obligations ranking junior to such securities.

        In the event that, notwithstanding the foregoing, the trustee or the holders of the subordinated debt securities receive any payment or distribution on account of or in respect of the subordinated debt securities, such payment or distribution will be paid over and delivered to the holders of senior debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior debt remaining unpaid, to the extent necessary to pay all such senior debt in full.

        Upon the payment in full of all senior debt and until the subordinated debt securities shall have been paid in full, the holders of subordinated debt securities shall be subrogated to all rights of any holders of senior debt to receive any further payments or distributions applicable to the senior debt.

        By reason of the subordination, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, than holders of the subordinated debt securities. Such subordination will not prevent the occurrence of an event of default under the subordinated indenture.

        The subordinated indenture does not limit or restrict our ability to incur additional senior debt, but certain of our other debt instruments may from time to time contain such limitations.

Absence of Restrictive Covenants

        We are not restricted by either of the indentures from paying dividends or from incurring, assuming or becoming liable for any type of debt or other obligations or from creating liens on our property for any purpose, except as may described in an applicable prospectus supplement. The indentures do not require the maintenance of any financial ratios or specified levels of net worth or liquidity. The indentures do not contain provisions which afford holders of the debt securities protection in the event of a highly leveraged transaction involving us.

Merger and Consolidation

        Each indenture provides that we will not consolidate with or merge into any other corporation or sell or convey all or substantially all our assets to any person or entity unless either we shall be the continuing corporation or:

        o  the successor is an entity organized under the laws of the United States or any state in the United States;

        o  the successor expressly assumes our obligations under such indenture and the debt securities issued thereunder;

        o  immediately after giving effect to such transaction, no event of default and no event which, after notice or lapse of time or both, would become an event of default under the indentures, shall have occurred and be continuing; and

        o  certain other conditions are met.

        Each indenture provides that, upon any consolidation, merger, sale or conveyance in accordance with the preceding paragraph and upon any such assumption by the successor entity, such successor entity shall be substituted for us with the same effect as if such successor entity had been named as us.

Satisfaction and Discharge; Defeasance

        An indenture will cease to be in effect if at any time (1) we have delivered all relevant debt securities to the trustee for cancellation or (2) all debt securities not so delivered have become due and payable, will become due and payable within one year or are to be called for redemption within one year and we have deposited or caused to be deposited with the trustee an amount sufficient to pay all principal (and premium, if any), interest, if any, and additional amounts, if any, to the date of maturity or redemption, and, in each case, we have paid or caused to be paid all other sums payable with respect to such debt securities.

        If specified in the applicable prospectus supplement, we will, at our option, either be discharged from our obligations under the outstanding debt securities of a series or cease to be under any obligation to comply with any term, provision, condition or covenant specified applicable to such series upon satisfaction of the following conditions:

        o  we have irrevocably deposited with the trustee in trust either money, or obligations issued or guaranteed by the United States of America sufficient to pay and discharge the entire indebtedness of all the outstanding debt securities of such series, or fulfilled such other terms and conditions specified in the applicable prospectus supplement;

        o  we have paid or caused to be paid all other sums payable with respect to the outstanding debt securities of such series;

        o  the trustee has received an officers' certificate and opinion of legal counsel each stating that all conditions precedent have been complied with; and

        o  the trustee has received an opinion of tax counsel confirming that the holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of our option to defease and discharge our obligations under the indenture with respect to such series and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and discharge had not occurred.

Modification of the Indenture

        Each indenture provides that we and the trustee thereunder may, without the consent of any holders of debt securities, enter into supplemental indentures for the purposes of, among other things:

        o adding to our covenants and making a default of such covenant an event of default,

        o establishing the form or terms of debt securities and adding or changing any provision necessary to permit or facilitate the issuance of a new series of debt securities,

        o evidencing a successor to us or a successor or additional trustee in accordance with the terms of such indenture,

        o conveying, transferring, assigning, mortgaging or pledging any property to or with the trustee or

        o curing ambiguities, defects or inconsistencies in such indenture; provided such action shall not adversely affect the interests of the holders of any series of debt securities in any material respect.

        Each indenture contains provisions permitting us, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all affected series then outstanding, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of such indenture or modifying the rights of the holders of the debt securities of such series, except that no such supplemental indenture may, without the consent of the holders of all the outstanding debt securities affected thereby, among other things:

        (1)  (a) change the fixed maturity of any debt securities, (b) reduce their principal amount or premium, if any, (c) reduce the rate or extend the time of payment of interest or any additional amounts payable on the debt securities, (d) reduce the amount due and payable upon acceleration of the maturity of the debt securities or the amount provable in bankruptcy or (e) make the principal of, or any interest, premium or additional amounts on, any debt security payable in a coin or currency different from that provided in the debt security,

        (2)  impair the right to initiate suit for the enforcement of any such payment on or after the stated maturity or scheduled redemption date of the debt securities, or

        (3)  reduce the percentage of debt securities, stated above, required for consent of the holders of the debt securities to any modification described above, or the percentage required for the consent of the holders to waive defaults.

Events of Default

        An event of default in respect of any series of debt securities (unless it is either inapplicable to a particular series or has been modified or deleted with respect to any particular series) is defined in each indenture to be:

        (1)  a default in the payment of principal of (and premium, if any, on) such series of debt securities, whether payable at maturity, by call for redemption, pursuant to any sinking fund or otherwise;

        (2)  a default for 30 days in the payment when due of interest or additional amounts, if any, on such series of debt securities;

        (3)  a default for 90 days after a notice of default with respect to the performance of any other covenant or agreement applicable to the debt securities or contained in the indenture;

        (4)  a default by us or any Significant Subsidiary in any payment of $25,000,000 or more of principal of or interest on any Debt or in the payment of $25,000,000 or more on account of any guarantee in respect of Debt, beyond any period of grace that the instrument or agreement under which such Debt or guarantee was created (for these purposes, the term "Significant Subsidiary" is defined as any Subsidiary of ours, that, at any time, has at least 5% of the consolidated revenues of F5 Networks, Inc. and our Subsidiaries at such time as reflected in our most recent annual audited consolidated financial statements. The terms "Debt" means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.; and "Subsidiary" means any corporation or other entity of which at least a majority of the outstanding stock or other beneficial interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other governing body of such corporation or other entity (irrespective of whether or not at the time stock or other beneficial interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time owned by us, and/or by one or more of our Subsidiaries.

         (5)  certain events of bankruptcy, insolvency or reorganization.

        If an event of default described in items (1) through (4) above occurs with respect to any series, the trustee or the holders of at least 25% in aggregate principal amount of all debt securities then outstanding affected by the event of default may declare the principal (or, in the case of discounted debt securities, the amount specified in their terms) of all debt securities of the affected series to be due and payable.

        If any event of default described in item (5) above occurs, the trustee or the holders of at least 25% in aggregate principal amount of all the debt securities then outstanding (voting as one class) may declare the principal (or, in the case of discounted debt securities, the amount specified in their terms) of all outstanding debt securities not already due and payable to be due and payable.

        If the principal amount of debt securities has been declared due and payable, the holders of a majority in aggregate principal amount of the outstanding debt securities of the applicable series (or of all the outstanding debt securities) may waive any event of default with respect to that series (or with respect to all outstanding debt securities) and rescind and annul a declaration of acceleration if:

        o  we pay, or deposit with the trustee a sum sufficient to pay, all required payments on the debt securities which shall have become due otherwise than by acceleration, with interest, plus certain fees, expenses, disbursements and advances of the trustee and

        o  all defaults under the indenture have been remedied.

        Each indenture provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all of the outstanding debt securities of such series waive any past default under such indenture with respect to such series and its consequences, except a default (1) in the payment of the principal of (or premium, if any) or interest, if any, on any of the debt securities of such series or (2) in respect of a covenant or provision of such indenture which, under the terms of such indenture, cannot be modified or amended without the consent of the holders of all of the outstanding debt securities of such series affected thereby.

        Each indenture contains provisions entitling the trustee thereunder, subject to the duty of the trustee during an event of default in respect of any series of debt securities to act with the required standard of care, to be indemnified by the holders of the debt securities of such series before proceeding to exercise any right or power under such indenture at the request of the holders of the debt securities of such series.

        Each indenture provides that the trustee will, within 90 days after the occurrence of a default in respect of any series of debt securities, give to the holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or any interest on, or additional amounts, if any, on any of the debt securities of such series, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series. The term default for the purpose of this provision only means any event that is, or after notice or lapse of time, or both, would become, an event of default with respect to the debt securities of such series.

        We will be required to furnish annually to each trustee a certificate as to compliance with all conditions and covenants under the indentures.

Notices

        Except as otherwise provided in each indenture, notices of meetings to holders of bearer securities will be given by publication at least twice in a daily newspaper in the City of New York and in such other city or cities as may be specified in such bearer securities and will be mailed to such persons whose names and addresses were previously filed with the trustee under the applicable indenture, within the time prescribed for the giving of such notice. Notices to holders of registered securities will be given by mail to the addresses of such holders as they appear in the security register.

Global Securities

        The debt securities of a series may be issued in whole or in part as one or more Global Securities that will be deposited with, or on behalf of, a depositary located in the United States (a "U.S. Depositary") or a common depositary located outside the United States (a "Common Depositary") identified in the prospectus supplement relating to such series. Global Securities may be issued in either registered or bearer form, and in either temporary or definitive form.

        The specific terms of the depositary arrangement with respect to any debt securities of a series will be described in the prospectus supplement relating to such series.

Limitations on Issuance of Bearer Securities

        Generally, in compliance with United States federal income tax laws and regulations, bearer securities other than bearer securities with a maturity not exceeding one year from the date of issue, may not be offered or sold during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)) or delivered in connection with their sale during the restricted period in the United States or its possessions or to United States persons (each as defined below) other than to an office located outside the United States or its possessions of a United States financial institution (within the meaning of United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(6)) purchasing for its own account or for resale or for the account of certain customers that agrees in writing to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code and the United States Treasury Regulations thereunder, or to certain other persons described in United States Treasury Regulations Section 1.163-5(c) (2) (i) (D) (l)(iii)(B). Any underwriters, agents and dealers participating in the offering of debt securities must agree that they will not offer or sell any bearer securities in the United States or its possessions, or to United States persons (other than the financial institutions described above) or deliver bearer securities within the United States or its possessions.

        Bearer securities and their interest coupons will bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code". The Code sections referred to in the legend provide that, with certain exceptions, a United States person holding a bearer security or coupon will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain, realized on a sale, exchange or redemption of such bearer security or coupon.

        As used in this prospectus, "United States person" means:

        o  an individual citizen or resident of the United States,

        o  a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia,

        o  an estate or trust the income of which is subject to United States federal income taxation regardless of its source,  or

        o  a trust the administration of which is subject to the primary supervision of a court within the United States and for which one or more United States fiduciaries have the authority to control all substantial decisions. The term "United States" means the United States of America (including the States thereof and the District of Columbia) and "possessions" of the United States include the Commonwealth of Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

Concerning the Trustees

        The Trustee assumes no responsibility for this prospectus and has not reviewed or undertaken to verify any information contained in this prospectus

DESCRIPTION OF CAPITAL STOCK

        The Company's Articles of Incorporation authorize the issuance of up to 100,000,000 shares of Common Stock and up to 10,000,000 shares of preferred stock, no par value per share, issuable in one or more series with such terms and at such times and for such consideration as the Company's Board determines. As of September 12, 2003, there were issued and outstanding 27,365,619 shares of Common Stock. No shares of preferred stock were outstanding.

        The following description contains a summary of material features of the capital stock of the Company, but does not purport to be complete and is subject in all respects to the applicable provisions of the WBCA, and is qualified on its entirety by reference to the Company's Articles of Incorporation.

Common Stock

        Each holder of our Common Stock is entitled to one vote for each share held on all matters voted upon by shareholders. Shareholders are not permitted to cumulate their votes for the election of directors.

        In the event of the liquidation, dissolution or distribution of assets of the Company, holders of Common Stock will be entitled to share ratably in any of our remaining assets legally available for distribution to the shareholders after payment of all liabilities and amounts owed with respect to any shares of preferred stock that may be outstanding at that time.

        Holders of Common Stock are not entitled to preemptive rights with respect to any additional shares of capital stock that may be issued.

        The authorized but unissued and unreserved shares of Common Stock will be available for general corporate purposes, including but not limited to possible issuance as stock dividends or stock splits, in future mergers or acquisitions, for employee benefit plans, or in a future underwritten or other public offering. Except as otherwise required to approve the transactions in which the additional authorized shares of Common Stock would be issued, no shareholder approval will be required for the issuance of these shares.

Preferred Stock

        In this section we describe the general terms that will apply to preferred stock that we may offer by this prospectus in the future. When we issue a particular series, we will describe the specific terms of the series of preferred stock in a prospectus supplement. The description of provisions of our preferred stock included in any prospectus supplement may not be complete and is qualified in its entirety by reference to the description in our Articles of Incorporation and our certificate of designation, which will describe the terms of the offered preferred stock and be filed with the SEC at the time of sale of that preferred stock. At that time, you should read our Articles of Incorporation and any certificate of designation relating to each particular series of preferred stock for provisions that may be important to you.

        Under our Articles of Incorporation, our board of directors is authorized to issue preferred stock in one or more series, each with such voting powers (full, limited or none), designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as they may fix or designate without any further vote or action by our stockholders.

        We will describe the specific terms of a series of preferred stock in a prospectus supplement, including some or all of the following:

        (1) the maximum number of shares of the series and their designations;

        (2) any annual dividend rate;

        (3) any dates that dividends begin to accrue or accumulate;

        (4) whether the dividends will be cumulative, and any dividend preference;

        (5) the price, terms and conditions of any redemption;

        (6) any liquidation preference;

        (7) whether the shares will be subject to, and the terms and provisions of, a retirement or sinking fund;

        (8) any terms and conditions for conversion or exchange of the shares into or for shares of any other class of our securities;

        (9) any voting rights;

        (10) whether fractional interests will be offered in the form of depositary shares; and

        (11) any or all other preferences or other rights or restrictions of the shares of the series

DESCRIPTION OF DEPOSITARY SHARES

        We describe in this section the general terms of the depositary shares. We will describe the specific terms of the depositary shares in a prospectus supplement. The following description of the deposit agreement, the depositary shares and the depositary receipts is only a summary and you should refer to the forms of the deposit agreement and depositary share certificate that will be filed with the SEC in connection with any particular offering of depositary shares.

General

        We may offer fractional interests in preferred stock, rather than full shares of preferred stock. In that case, we will provide for the issuance by a depositary to investors of receipts for depositary shares, each representing a fractional interest in a share of a particular series of preferred stock.

        The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and the depositary, which must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. The applicable prospectus supplement will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying such depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

Withdrawal

        Unless otherwise indicated in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, if you surrender depositary receipts at the principal office of the depositary, then you are entitled to receive at that office the number of shares of preferred stock and any money or other property represented by the depositary shares. We will not issue partial shares of preferred stock. If you deliver depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue to you a new depositary receipt evidencing the excess number of depositary shares at the same time that the preferred stock is withdrawn. Holders of shares of preferred stock received in exchange for depositary shares will no longer be entitled to deposit those shares under the deposit agreement or to receive depositary shares in exchange for those shares of preferred stock.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares representing the preferred stock in proportion to the numbers of depositary shares owned by the holders on the relevant record date. The depositary will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The balance not distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

        If there is a distribution other than in cash, the depositary will distribute property to the holders of depositary shares, unless the depositary determines that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

Conversion, Exchange and Redemption

        Unless otherwise specified in the applicable prospectus supplement, neither the depositary shares nor the series of preferred stock underlying the depositary shares will be convertible or exchangeable into any other class or series of our capital stock.

        If the series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the redemption proceeds, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

Voting

        Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail information about the meeting contained in the notice to the record holders of the depositary shares relating to the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to how the preferred stock underlying the holder's depositary shares should be voted.

        The depositary will try, if practical, to vote the preferred stock underlying the depositary shares according to the instructions received. We will agree to take all action requested by and deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in that manner. The depositary will not vote any preferred stock for which it does not receive specific instructions from the holders of the depositary shares relating to the preferred stock.

Amendment and Termination of the Deposit Agreement

        We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement by agreement with the depositary at any time. Any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective, however, unless approved by the record holders of at least a majority of the depositary shares then outstanding. A deposit agreement may be terminated by us or the depositary only if:

       o  all outstanding depositary shares relating to the deposit agreement have been redeemed or converted into or exchanged for other securities; or

       o  there has been a final distribution on the underlying preferred stock in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of the related depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with its duties under the deposit agreement. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Miscellaneous

        The depositary will forward to the holders of depositary shares all reports and communications that we must furnish to the holders of the preferred stock.

        Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and the depositary's obligations under the deposit agreement will be limited to performance in good faith of duties set forth in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock, or common stock offered by any prospectus supplement and may be attached to or separate from any such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The following summaries of certain provisions of the warrants does not purport to be complete and you should refer to the form of warrant agreement that will be filed with the SEC in connection with any particular offering of warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including some or all of the following:

o	the title of such debt warrants;

o	the offering price for such debt warrants, if any;

o	the aggregate number of such debt warrants;

o	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

o	if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

o	if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

o	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities, or other property);

o	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;
15
o	if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

o	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

o	information with respect to book-entry procedures, if any;

o	the currency or currency units in which the offering price, if any, and the exercise price are payable;

o	if applicable, a discussion of material United States federal income tax considerations;

o	the antidilution provisions of such debt warrants, if any;

o	the redemption or call provisions, if any, applicable to such debt warrants; and

o	any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants

    The prospectus supplement relating to any particular issue of preferred stock warrants or common stock warrants will describe the terms of such warrants, including some or all of the following:

o	the title of such warrants;

o	the offering price for such warrants, if any;

o	the aggregate number of such warrants;

o	the designation and terms of the common stock or preferred stock purchasable upon exercise of such warrants;

o	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

o	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

o	the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

o	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

o	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

o	if applicable, a discussion of material United States federal income tax considerations;
16
o	the anti-dilution provisions of such warrants, if any;

o	the redemption or call provisions, if any, applicable to such warrants; and

o	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS AND UNITS

        The following is a general description of the terms of the purchase contracts and units we may issue from time to time. The specific terms of any purchase contracts or units that we may offer will be described in a prospectus supplement.

        We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock, preferred stock or other securities at a future date or dates. We may fix the price and number of securities subject to the purchase contracts at the time we issue the purchase contracts or we may provide that the price and number of securities will be determined pursuant to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units.

        Units may consist of any combination of the following: purchase contract, warrants, debt securities, preferred stock and common stock issued by us and debt securities or debt obligations of third parties, including United States Treasury securities. Any of these securities, other than the purchase contracts, may be included as part of the unit to secure the obligations of the holders of the units to purchase the securities under the purchase contracts. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the units, or vice versa, and those payments may be unsecured or prefunded on some basis.

        The applicable prospectus supplement will describe the terms of the purchase contracts or units offered by that prospectus supplement. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the purchase contracts, or the unit agreement, and, if applicable, collateral or depositary arrangements relating to the purchase contracts or units, which will be filed with the SEC each time we issue purchase contracts or units. Material United States federal income tax considerations applicable to the units and the purchase contracts will also be discussed in the applicable prospectus supplement. If we issue any purchase contracts or units, we will file or incorporate by reference the form of purchase contract and unit agreement as exhibits to the registration statement and you should read these documents for provisions that may be important to you. You can obtain copies of any form of purchase contract and unit agreement by following the directions described under the caption "Where You Can Find More Information."

PLAN OF DISTRIBUTION

        We may sell the Securities:

        o  through one or more underwriters or dealers,

        o  directly to purchasers, through agents, or

        o  through a combination of any of these methods of sale.

       We may distribute the Securities:

       o  from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time,

       o  at market prices prevailing at the times of sale,

       o  at prices related to such prevailing market prices, or

       o  at negotiated prices.

        We will describe the method of distribution of the Securities in the applicable prospectus supplement.

        We may determine the price or other terms of the Securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable Prospectus Supplement.

        Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers (as their agents in connection with the sale of the common stock). These underwriters, dealers or agents may be considered to be underwriters under the Securities Act of 1933, as amended. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

        We may grant underwriters who participate in the distribution of the Securities an option to purchase additional Securities to cover over-allotments, if any, in connection with the distribution. Underwriters or agents and their associates may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

        In connection with the offering of the Securities, certain underwriters and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the Securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase Securities for the purpose of stabilizing their market price.

        The underwriters in an offering of the Securities may also create a "short position" for their account by selling more Securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing Securities in the open market following completion of the offering of these Securities or by exercising any over-allotment option granted to them by us. In addition, any managing underwriter may impose "penalty bids" under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the Securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the Securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

        Our common stock is listed on the NASDAQ under the symbol "FFIV." Any shares of common stock sold pursuant to a Prospectus Supplement will be listed on the NASDAQ, subject to official notice of issuance.

LEGAL MATTERS

        Heller Ehrman White & McAuliffe LLP, Seattle, Washington, will pass on the validity of the Securities offered hereby.

EXPERTS

        The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of F5 Networks, Inc. for the year ended September 30, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of uRoam, Inc. and subsidiaries (formerly Filanet Corporation) incorporated into this prospectus and in the Registration Statement by reference to the Current Report on Form 8-K/A dated September 15, 2003 have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding the Company's ability to continue as a going concern) incorporated by reference elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

        The financial statements of uRoam Acquisition Corporation. (formerly uRoam, Inc.) incorporated into this prospectus and in the Registration Statement by reference to the Current Report on Form 8-K/A dated September 15, 2003 have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding the fact that the Company was acquired on October 1, 2002) incorporated by reference elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to another document that we filed with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we sell all of the securities:

        o   Our Annual Report on Form 10-K for the fiscal year ended September 30, 2002.

        o  Our Quarterly Reports on Form 10-Q for the periods ended December 31, 2002, March 31, 2003 and June 30, 2003.

        o  Current Report on Form 8-K filed on July 23, 2003, as amended by Form 8-K/A filed on September 15, 2003; and

        o  The description of our common stock contained in our Registration Statement on Form 8-A filed on May 11, 1999.

        You may obtain a copy of these filings at no cost, by writing or telephoning us at 401 Elliott Avenue West, Seattle, Washington 98119; telephone (206) 272-5555.

        You should rely only on the information contained or incorporated by reference in this prospectus, any supplemental prospectus or any pricing supplement. We have not authorized anyone to provide you with any other information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front of the document.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S-3 with the SEC for the common stock offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. We are also required to file annual, quarterly and current reports, proxy statements and other information with the SEC.

        You can read our SEC filings, including the registration statement, over the Internet at the SEC's web site at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also obtain copies of these reports directly from us by sending a written request to us at our principal offices located at 401 Elliott Avenue West, Seattle, Washington 98119; telephone (206) 272-5555.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The expenses (not including underwriting commissions and fees) of issuance and distribution of the securities are estimated to be:

Accounting fees and expenses	$10,125
Printing costs	50,000
SEC registration fee	25,000
Legal fees	35,000
Trustee fees	10,000
Miscellaneous	10,000

Total	$140,125

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Sections 23B.08.500 through 23.B.08.600 of the Washington Business Corporation Act (the "WBCA") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").  Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled.

        The Company's Second Amended and Restated Articles of Incorporation and Amended and Restated Bylaws contain provisions permitting the Company to indemnify its directors and officers to the full extent permitted by Washington law.  In addition, the Company's Second Amended and Restated Articles of Incorporation contain a provision implementing, to the fullest extent permitted by Washington law, the above limitations on a director's liability to the Company and its shareholders. The Company has entered into certain indemnification agreements with its directors and certain of its officers, the form of which is attached as Exhibit 10.1 to its Registration Statement on Form S-1 (File No. 333-75817).  The indemnification agreements provide the Company's directors and certain of its officers with indemnification to the maximum extent permitted by the WBCA.  The directors and officers of the Company also may be indemnified against liability they may incur for serving in that capacity pursuant to a liability insurance policy maintained by the Company for this purpose.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, executive officers or persons controlling the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16. EXHIBITS

Exhibit No.		Description

1.1		Form of Underwriting Agreement
3.1	(1)	Second Amended and Restated Articles of Incorporation of the Registration
3.2	(1)	Amended and Restated Bylaws of the Registrant
4.1	*	Form of Senior Indenture
4.2	*	Form of Subordinated Indenture
4.3	(1)	Specimen Common Stock Certificate
4.4	*	Form of Warrant Agreement
4.5	*	Form of Senior Note
4.6	*	Form of Subordinated Note
4.7	*	Form of Warrants
4.8	*	Form of Deposit Agreement
4.9	*	Form of Depositary Share Certificate
4.10	*	Form of Preferred Stock Certificate of Designations
4.11	*	Specimen certificate for share of preferred stock
4.12	*	Form of Stock Purchase Agreement
4.13	*	Form of Equity Unit Certificate
5.1		Opinion of Heller Ehrman White & McAuliffe LLP
12.1		Computation of Ratio of Earnings to Fixed Charges (included in the Prospectus under "Ratio of Earnings to Fixed Charges")
23.1		Consent of PricewaterhouseCoopers LLP, Independent Accountants
23.2		Consent of BDO Seidman, LLP, Independent Accountants
23.3		Consent of Heller Erhman White & McAuliffe LLP (included in its opinion filed as Exhibit 5.1
24		Power of Attorney (included on the signature page of this Registration Statement)
25.1		Form T-1 - Statement of Eligibility of Trustee

*      This document will be filed as an exhibit to an amendment to this registration statement, or to a current report on Form 8-K incorporated by reference into this registration statement, in connection with an offering of the securities.

        (1)  Incorporated by reference from Registration Statement on Form S-1, File No. 333-75817.

ITEM 17. UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

    (a)        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act"), unless the information required to be included in such post-effective amendment is contained in a periodic report filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and incorporated herein by reference;

    (ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act and incorporated herein by reference. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2)        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4)          That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (b)        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, F5 Networks, Inc. has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, Washington, on September 11, 2003.

F5 NETWORKS, INC.

By:	/s/ John McAdam

Chief Executive Officer and President

                                                                                               POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and severally appoints, John McAdam and Steven B. Coburn, or either of them, as his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and any and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with or related to the offering contemplated by this Registration Statement and its amendments, if any, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said registration statement.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John McAdam John McAdam	Chief Executive Officer President and Director (Principal Executive Officer)	September 11, 2003
/s/ Steven B. Coburn Steven B. Coburn	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	September 11, 2003
/s/ Jeffrey S. Hussey Jeffrey S. Hussey	Director	September 11, 2003
/s/ Keith D. Grinstein Keith D. Grinstein	Director	September 11, 2003
/s/ Glenn T. Edens Glenn T. Edens	Director	September 12, 2003
/s/ Karl D. Guelich Karl D. Guelich	Director	September 11, 2003
/s/ Alan J. Higginson Alan J. Higginson	Director	September 11, 2003
/s/ Rich Malone Rich Malone	Director	September 11, 2003

EXHIBIT INDEX

Exhibit No.		Description

1.1		Form of Underwriting Agreement
3.1	(1)	Second Amended and Restated Articles of Incorporation of the Registration
3.2	(1)	Amended and Restated Bylaws of the Registrant
4.1	*	Form of Senior Indenture
4.2	*	Form of Subordinated Indenture
4.3	(1)	Specimen Common Stock Certificate
4.4	*	Form of Warrant Agreement
4.5	*	Form of Senior Note
4.6	*	Form of Subordinated Note
4.7	*	Form of Warrants
4.8	*	Form of Deposit Agreement
4.9	*	Form of Depositary Share Certificate
4.10	*	Form of Preferred Stock Certificate of Designations
4.11	*	Specimen certificate for share of preferred stock
4.12	*	Form of Stock Purchase Agreement
4.13	*	Form of Equity Unit Certificate
5.1		Opinion of Heller Ehrman White & McAuliffe LLP
12.1		Computation of Ratio of Earnings to Fixed Charges (included in the Prospectus under "Ratio of Earnings to Fixed Charges")
23.1		Consent of PricewaterhouseCoopers LLP, Independent Accountants
23.2		Consent of BDO Seidman, LLP, Independent Accountants
23.3		Consent of Heller Erhman White & McAuliffe LLP (included in its opinion filed as Exhibit 5.1)
24		Power of Attorney (included on the signature page of this Registration Statement)
25.1		Form T-1- Statement of Eligibility of Trustee

*      This document will be filed as an exhibit to an amendment to this registration statement, or to a current report on Form 8-K incorporated by reference into this registration statement, in connection with an offering of the securities.

        (1)  Incorporated by reference from Registration Statement on Form S-1, File No. 333-75817.